SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2007

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26071	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

(203) 852-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2007 (the “Effective Date”), EDGAR Online, Inc. (the “Company”) held its 2007 Annual Meeting of Stockholders. At that meeting, stockholders elected Elisabeth DeMarse, Richard L. Feinstein, Mark Maged, Douglas K. Mellinger and Susan Strausberg, each of whom was serving as a director of the Company prior to such election, and John Mutch and William J. O’Neill, Jr., each of whom was newly nominated to the Board, to serve as the Company’s Directors until their terms expire at the 2008 Annual Meeting of Stockholders.

After the meeting, the Company’s Board of Directors ratified the following committee appointments for the newly elected Directors. Messrs. Feinstein, Mutch and O’Neill will serve on the Company’s Audit Committee with Mr. Feinstein serving as committee Chairman. Ms. DeMarse and Messrs. Maged and Mellinger will serve on the Company’s Compensation Committee with Mr. Maged serving as committee Chairman. Ms. DeMarse and Messrs. Feinstein and Maged will serve on the Company’s Nominating Committee.

Item 8.01 Other Events

At the meeting, stockholders also ratified the appointment of BDO Seidman as the Company’s independent public accountants for the fiscal year ending December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2007	EDGAR ONLINE, INC.

/s/ Susan Strausberg
Susan Strausberg
Chief Executive Officer, Chairman and Secretary